[Filed pursuant to Rule 433]

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1 (877) 867-2654.

This term sheet is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for the offered certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

UBS Investment Bank

Underwriter

May 31, 2006

Structural and Collateral Term Sheet

Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated March 3, 2006, which provides general information, some of which may not apply to the offered certificates;
•

the term sheet supplement, dated May 18, 2006, which provides general information about series of certificates issued pursuant to the depositor’s QO program, some of which may not apply to the offered certificates; and

•

this term sheet, which describes terms applicable to the classes of offered certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Structural and Collateral Term Sheet

Risk Factors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

Structural and Collateral Term Sheet

$1,071,587,000 (approximate) of Offered Certificates

RALI 2006-QO5 Trust - Issuer

Residential Accredit Loans, Inc. - Depositor

Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO5

Description of the Offered Certificates

Certificates	Approximate Certificate Principal Balance ($) (1)	Ratings (Moody’s/S&P)	Expected Credit Enhancement Percentage(2)	Initial Pass-Through Rate	Tranche Type	Estimated Avg. Life (yrs) (3) / (4)
I-A-1	$ 179,443,000	Aaa/AAA	41.83% (+/- 0.75%)	LIBOR + 0.215%(5)	Super Senior	3.17/3.44
I-A-2	$ 107,666,000	Aaa/AAA	18.50% (+/- 0.75%)	LIBOR + 0.190%(5)	Super Senior Mezzanine	3.17/3.44
I-A-3	$ 71,777,000	Aaa/AAA	8.50% (+/- 0.75%)	LIBOR + 0.250%(5)	Senior Support	3.17/3.44
II-A-1	$ 237,255,000	Aaa/AAA	41.83% (+/- 0.75%)	LIBOR + 0.190%(5)	Super Senior	3.17/3.44
II-A-2	$ 118,628,000	Aaa/AAA	18.50% (+/- 0.75%)	LIBOR + 0.230%(5)	Super Senior Mezzanine	3.17/3.44
II-A-3	$ 39,542,000	Aaa/AAA	8.50% (+/- 0.75%)	LIBOR + 0.280%(5)	Senior Support	3.17/3.44
III-A-1	$ 57,217,000	Aaa/AAA	8.50% (+/- 0.75%)	LIBOR + 0.070%(5)	Super Senior	0.57/0.57
III-A-2	$ 81,717,000	Aaa/AAA	8.50% (+/- 0.75%)	LIBOR + 0.140%(5)	Super Senior	2.31/2.31
III-A-3	$ 32,687,000	Aaa/AAA	18.50% (+/- 0.75%)	LIBOR + 0.190%(5)	Super Senior	4.78/4.78
III-A-4	$ 36,385,000	Aaa/AAA	18.50% (+/- 0.75%)	LIBOR + 0.270%(5)	Super Senior	7.74/9.24
III-A-5	$ 23,112,000	Aaa/AAA	8.50% (+/- 0.75%)	LIBOR + 0.280%(5)	Senior Support	3.17/3.43
M-1	$ 26,463,000	Aaa/AA+	6.00% (+/- 0.50%)	LIBOR + 0.350%(5)	Subordinate	6.06/6.49
M-2	$ 17,155,000	Aa1/AA	4.00% (+/- 0.50%)	LIBOR + 0.380%(5)	Subordinate	6.06/6.40
M-3	$ 5,462,000	Aa1/AA-	3.50% (+/- 0.50%)	LIBOR + 0.420%(5)	Subordinate	6.05/6.32
M-4	$ 12,962,000	Aa2/A+	2.25% (+/- 0.50%)	LIBOR + 0.520%(5)	Subordinate	6.05/6.21
M-5	$ 10,269,000	A1/A-	1.75% (+/- 0.50%)	LIBOR + 0.600%(5)	Subordinate	5.96/5.97
M-6	$ 7,508,000	A3/BBB+	1.00% (+/- 0.50%)	LIBOR + 1.250%(5)	Subordinate	5.56/5.56
M-7	$ 6,339,000	Baa2/BBB-	0.50% (+/- 0.50%)	LIBOR + 2.150%(5)	Subordinate	4.83/4.83
XC	$ 358,886,000(6)	Aaa/AAA	8.50% (+/- 0.75%)	Variable(7)	Senior	N/A
XN	$ 395,425,000(6)	Aaa/AAA	8.50% (+/- 0.75%)	Variable(7)	Senior	N/A
(1)	The Certificate Principal Balances are based on scheduled balances of the related Mortgage Loans as of May 1, 2006 and are subject to an aggregate +/- 10% variance on the Certificates.
(2)	Includes fully funded overcollateralization amount of approximately 0.50% of the aggregate stated principal balance of the mortgage loans as of the Cut-off Date.
(3)

Assuming 100% of the “Pricing Prepayment Assumption” (as defined herein), that the certificates are purchased on the Investor Settlement Date (as defined herein) and to the first possible optional termination date.

(4)

Assuming 100% of the “Pricing Prepayment Assumption” (as defined herein), that the certificates are purchased on the Investor Settlement Date (as defined herein) and the 10% Clean-up Call is not exercised.

(5)

The Pass-Through Rates for the Class A Certificates and Class M Certificates will be adjustable rates equal to the lesser of (i) one-month LIBOR plus the related margin (which margin will be multiplied by 2 (in the case of the Class A Certificates) or by 1.5 (in the case of the Class M Certificates) after the first possible Optional Cleanup Call Date) and (ii) the Net Rate Cap (as defined herein).

(6)

The Class XC Certificates and Class XN Certificates are interest only certificates that do not have Certificate Principal Balances and are not entitled to any distributions of principal. Interest will accrue on the Class XC Certificates and Class XN Certificates on a notional amount equal to the aggregate Certificate Principal Balance of the Class I-A Certificates and Class II-A Certificates, respectively.

(7)

The Pass-Through Rates for the Class XC Certificates and Class XN Certificates will be per annum variable rates equal to the lesser of (a) (i) the related Group Net WAC Rate (as defined herein), minus (ii) the sum of one-year MTA plus, with respect to the Class XC Certificates, 1.50%, and with respect to the Class XN Certificates, 1.00% and (b) (i) the related Group Available Funds Rate (as defined herein), minus (ii) the sum of one-year MTA plus, with respect to the Class XC Certificates, 1.50%, and with respect to the Class XN Certificates, 1.00%.

Structural and Collateral Term Sheet

Features of the Transaction

•	Offering consists of certificates totaling approximately $1,071,587,000, subject to a +/- 10% variance, of which approximately $985,429,000 will be rated Aaa/AAA by Moody’s and S&P, respectively.
•

The expected amount of initial credit support for the Class A Certificates will be approximately 8.50% (+/- 0.75), for the Class M-1 Certificates will be approximately 6.00% (+/- 0.50%), for the Class M-2 Certificates will be approximately 4.00% (+/- 0.50%), for the Class M-3 Certificates will be approximately 3.50% (+/- 0.50%), for the Class M-4 Certificates will be approximately 2.25% (+/- 0.50%), for the Class M-5 Certificates will be approximately 1.75% (+/- 0.50%), for the Class M-6 Certificates will be approximately 1.00% (+/- 0.50%) and for the Class M-7 Certificates will be approximately 0.50% (+/- 0.50%).

•

Substantially all of the collateral is expected to consist of One-Year MTA payment option adjustable rate mortgage loans with a negative amortization feature set to mature within 40 years of the date of origination, secured by first liens on one- to four-family residential properties and acquired by Residential Funding Corporation.

Time Table

Cut-Off Date:	May 1, 2006

Closing Date:	May 30, 2006

Investor Settlement Date:	May 31, 2006

Distribution Date:	25th of each month or the next business day if such day is not a business day

First Distribution Date:	June 26, 2006

Assumed Final Distribution Date:

The Distribution Date occurring in May 2046, which is the Distribution Date in the month of the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date could be substantially earlier.

Key Terms

Issuer:	RALI Series 2006-QO5 Trust

Depositor:	Residential Accredit Loans, Inc.

Master Servicer:	Residential Funding Corporation

Trustee:	Deutsche Bank Trust Company Americas

Significant Servicers:	Servicers that may subservice 10% or more by principal amount of the mortgage loans include HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding

Rating Agencies:	[Moody’s and Standard & Poor’s]

Yield Maintenance Agreement Provider:	[TBD]. The Yield Maintenance Agreement Provider will be rated by S&P or Moody’s in one of its three highest long-term ratings available.

Type of Issuance:	Public for all the Offered Certificates

Offered Certificates:	Class A Certificates, Class X Certificates and Class M Certificates

Class I-A Certificates:	Class I-A-1, Class I-A-2 and Class I-A-3 Certificates

Class II-A Certificates:	Class II-A-1, Class II-A-2 and Class II-A-3 Certificates

Class III-A Certificates:	Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Certificates

Class A Certificates:	Class I-A, Class II-A and Class III-A Certificates

Class X Certificates:	Class XC Certificates and Class XN Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

LIBOR Certificates:	Class A Certificates and Class M Certificates

Servicer Advancing:	The Master Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable

Structural and Collateral Term Sheet

Delay Days:	0 day delay on the LIBOR Certificates and 24 days delay on the Class X Certificates
Prepayment Period:

As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs

Day Count:	Actual/360 basis for the LIBOR Certificates and 30/360 basis for the Class X Certificates
Interest Accrual Period:

For the LIBOR Certificates from the prior Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Class X Certificates, the calendar month prior to such Distribution Date. The Class X Certificates will settle with 30 days of accrued interest.

Compensating Interest:

On each Distribution Date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer’s servicing compensation for any Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

• 0.125% multiplied by

• one-twelfth multiplied by

• the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment Assumption:	A 100% prepayment assumption assumes 25% CPR.
Collateral Description:

As of May 1, 2006, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $992,150,771. The final mortgage pool that will be delivered on the Closing Date is expected to have an aggregate principal balance of approximately $1,075,000,000. The mortgage loans will be divided into three loan groups. The group 1 mortgage loans will consist of conforming balance loans with three-year prepayment penalty terms and an aggregate principal balance of $392,130,320. The group 2 mortgage loans will consist of conforming and non-conforming balance loans with three-year prepayment penalty terms and an aggregate principal balance of $371,636,504. The group 3 mortgage loans will consist of conforming and non-conforming balance loans with one-year and three-year prepayment penalty terms and an aggregate principal balance of $228,383,948. Substantially all of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate teaser period of one or three months) based upon an index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”) index. After the one or three month initial fixed rate teaser period, the interest rate for each of these MTA-indexed Mortgage Loans will adjust monthly to equal the sum of MTA and the related gross margin. None of the MTA-indexed Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

For each of the mortgage loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject generally to the conditions that (i) the amount of the minimum monthly payment will not increase by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 115% of the original principal balance due to Deferred Interest (the “Negative Amortization Limit”), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

On each Distribution Date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first Distribution Date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Negative amortization on a mortgage loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the mortgage loan (such deficiency, the “Deferred Interest”). The amount of the Deferred Interest, if any, is then added to the unpaid principal balance of the mortgage loan.

The Mortgage Loans:

The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. The Mortgage Loans will have original terms to maturity of not greater than 40 years. Substantially all of the Mortgage Loans are indexed to One-Year MTA with monthly coupon adjustments that allow for negative amortization.

The aggregate principal balance of the Mortgage Loans described herein is approximately equal to $992,150,771. The final mortgage pool that will be delivered on the Closing Date is expected to have an aggregate principal balance of approximately $1,075,000,000.

Expense Rate:	The “Expense Rate” is comprised of primary servicing fees and a master-servicing fee. The weighted average Expense Rate will be equal to approximately 0.425%.
Optional Clean Up Call:	Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.
Tax Treatment:	It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.
ERISA Eligibility:

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:	The Class A, Class X, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:

$100,000 for the Class A, Class M-1, Class M-2 and Class M-3 Certificates and $250,000 for the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. $2,000,000 notional amount for the Class X Certificates.

Delivery:	DTC

Structure of the Offered Certificates

Credit Enhancement

The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

Negative Amortization

In the event that an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the ‘‘Deferred Interest’’). The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

Accrued Certificate Interest:

For any Distribution Date and each class of Offered Certificates, equals the amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount immediately prior to such Distribution Date (or the Closing Date in the case of the first Distribution Date) at the related Pass-Through Rate, as reduced by any prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Principal Prepayment	The principal portion of all partial and full prepayments received during the related prepayment period.

Net Monthly Excess Cashflow:

With respect to any Distribution Date, an amount equal to the sum of (x) the excess of the available distribution amount for that Distribution Date over the sum of (a) the interest distribution amount for the certificates on that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date, and (y) the Overcollateralization Reduction Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

For any Distribution Date (i) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date but prior to the Distribution Date in June 2012 provided a Trigger Event is not in effect, the greater of (x) 1.25% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, (iii) on or after the Stepdown Date and on or after the Distribution Date in June 2012 provided a Trigger Event is not in effect, the greater of (x) 1.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, or (iv) on or after the Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The initial Required Overcollateralization Amount will be fully funded on the Closing Date.

Overcollateralization Floor:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, or approximately $5,375,000.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount on that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.

Overcollateralization Amount:

With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates before taking into account distributions of principal to be made on that Distribution Date.

Structural and Collateral Term Sheet

Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date following the Distribution Date for which the Certificate Principal Balances of the Class A Certificates have been reduced to zero, and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in June 2012, 21.250% and (b) on any Distribution Date on or after the Distribution Date in June 2012, 17.000%.

Senior Enhancement Percentage:

On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Trigger Event:

A Trigger Event is in effect with respect to any Distribution Date if either (i) on or after the Stepdown Date the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date, exceeds 28.24% prior to the Distribution Date in June 2012 or 35.29% on or after the Distribution Date in June 2012 of the current Senior Enhancement Percentage or (ii) on or after the Distribution Date in June 2008 the aggregate amount of realized losses allocated as a percentage of the Cut-Off Date aggregate stated principal balance of the Mortgage Loans exceeds the values defined below:

Distribution Date                                Cumulative Realized Loss Percentage:

June 2008 – May 2009                        0.20% for the first month, plus an additional 1/12th of 0.30% for each month thereafter through May 2009

June 2009 – May 2010                        0.50% for the first month, plus an additional 1/12th of 0.40% for each month thereafter through May 2010

June 2010 – May 2011                        0.90% for the first month, plus an additional 1/12th of 0.40% for each month thereafter through May 2011

June 2011 – May 2012                        1.30% for the first month, plus an additional 1/12th of 0.50% for each month thereafter through May 2012

June 2012 – May 2013                        1.80%for the first month, plus an additional 1/12th of 0.15% for each month thereafter through May 2013

June 2013 and thereafter                    1.95%

Sixty-Plus Delinquency Percentage:

With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgaged loans in bankruptcy, foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:	With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

Net Rate Cap:	With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net WAC Cap Rate and (ii) the Available Funds Rate.

Structural and Collateral Term Sheet

Net WAC Cap Rate:

With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the weighted average of the Net Mortgage Rates on the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period minus (ii) the product of (a) the aggregate amount of Accrued Certificate Interest payable to the Class XC Certificates and Class XN Certificates for such Distribution Date and (b) a fraction, (x) the numerator of which is 12 and (y) the denominator of which is the aggregate stated principal balance of all of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Group Net WAC Rate:

With respect to the Class XC Certificates and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the group 1 mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period.

With respect to the Class XN Certificates and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the group 2 mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period.

Available Funds Rate:

With respect to any Distribution Date, a per annum rate equal to (i) the product of (x) the Available Distribution Amount and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) minus (ii) the product of (a) the aggregate amount of Accrued Certificate Interest payable to the Class XC Certificates and Class XN Certificates for such Distribution Date and (b) a fraction, (x) the numerator of which is 12 and (y) the denominator of which is the aggregate stated principal balance of all of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Group Available Funds Rate:

With respect to any Distribution Date, a per annum rate equal to the product of (x) the Available Distribution Amount of the related loan group and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated principal balance of the Mortgage Loans of the related loan group as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Basis Risk Shortfall:

With respect to any class of LIBOR Certificates and any Distribution Date on which the Net Rate Cap is used to determine the Pass-Through Rate for that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) Accrued Certificate Interest for that class calculated assuming the Net Rate Cap was equal to the Net WAC Cap Rate for such Distribution Date; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon at a rate equal to the Pass-Through Rate for such Distribution Date, to the extent not previously paid from Net Monthly Excess Cashflow or the Yield Maintenance Agreement.

Interest Carryforward Amount:

With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b) interest on the amount calculated pursuant to clause (a) at the related pass-through rate for such Distribution Date.

With respect to the Class XC Certificates and Class XN Certificates and any Distribution Date, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate equal to the Group Net WAC Rate less the sum of MTA and 1.50% with respect to the Class XC Certificates or 1.00% with respect to the Class XN Certificates, over (ii) accrued certificate interest for that class calculated at a rate equal to the Group Available Funds Rate less the sum of MTA and 1.50% with respect to the Class XC Certificates or 1.00% with respect to the Class XN Certificates, plus any unpaid Interest Carryforward Amount from prior Distribution Dates, plus interest thereon at a rate equal to the Pass-Through Rate for such Distribution Date, to the extent not previously paid from Net Monthly Excess Cashflow or the Yield Maintenance Agreement.

Structural and Collateral Term Sheet

Prepayment Interest Shortfall:

With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore. Any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and allocated to a class of offered certificates will accrue interest at the then applicable Pass-Through Rate on that class of offered certificates.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation. Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under “Net Monthly Excess Cashflow Distributions.” Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution Amount:

With respect to any Distribution Date and the offered certificates, the aggregate amount of Accrued Certificate Interest for that Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, together with interest thereon at the Pass-Through Rate in effect for that Distribution Date, in each case to the extent distributed to the holders of the offered certificates.

Interest Distributions:

On each Distribution Date, Accrued Certificate Interest will be paid to the holders of Class A, Class X and Class M Certificates to the extent of the Available Distribution Amount as described in the term sheet supplement (after payment of the master servicing and sub-servicing fees) in the following order of priority:

1.   To the Class X Certificates, pro rata, Accrued Certificate Interest for such Distribution Date;

2.   To the Class A Certificates, pro rata, Accrued Certificate Interest for such Distribution Date;

3.   To the Class M-1 Certificates, Accrued Certificate Interest for such Distribution Date;

4.   To the Class M-2 Certificates, Accrued Certificate Interest for such Distribution Date;

5.   To the Class M-3 Certificates, Accrued Certificate Interest for such Distribution Date;

6.   To the Class M-4 Certificates, Accrued Certificate Interest for such Distribution Date;

7.   To the Class M-5 Certificates, Accrued Certificate Interest for such Distribution Date;

8.   To the Class M-6 Certificates, Accrued Certificate Interest for such Distribution Date; and

9.   To the Class M-7 Certificates, Accrued Certificate Interest for such Distribution Date.

Structural and Collateral Term Sheet

Principal Payments:

First, concurrently, (i) the Group I Principal Distribution Amount, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, concurrently on a pro rata basis, in each case until the Certificate Principal Balance thereof has been reduced to zero, (ii) the Group II Principal Distribution Amount, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, concurrently on a pro rata basis, in each case until the Certificate Principal Balance thereof has been reduced to zero and (iii) the Group III Principal Distribution Amount, to the Class III-A Certificates, in accordance with the priority described below under “Class III-A Certificates Principal Distributions” and

Second, concurrently, (i) any remaining Group I Principal Distribution Amount, to the Class II-A Certificates and Class III-A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero, in accordance with the priorities described in First above for each of the Class II-A Certificates and Class III-A Certificates, (ii) any remaining Group II Principal Distribution Amount, to the Class I-A Certificates and Class III-A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero, in accordance with the priorities described in First above for each of the Class I-A Certificates and Class III-A Certificates and (iii) any remaining Group III Principal Distribution Amount, to the Class I-A Certificates and Class II-A Certificates, on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero, in accordance with the priorities described in First above for each of the Class I-A Certificates and Class II-A Certificates.

The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero.

On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority: to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, and to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, in each case until the Certificate Principal Balance thereof has been reduced to zero.

Class III-A Certificates Principal Distributions:

Distributions of principal to the Class III-A Certificates shall be made concurrently as follows:

(a) approximately 90% to the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

(b) approximately 10% to the Class III-A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Structural and Collateral Term Sheet

Principal Distribution Amount:

With respect to any Distribution Date, the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

1.    the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

2.    the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

3.    the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

4.     the lesser of (a) the Excess Cash Flow for that Distribution Date and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under “—Excess Cash Flow and Overcollateralization” below;

5.     the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (4) above on such Distribution Date, and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior Distribution Date and remaining unpaid, to the extent covered by Subsequent Recoveries for that Distribution Date as described under “—Excess Cash Flow and Overcollateralization” below; and

6.    the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clauses (4) and (5) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date;

minus

7.    the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

8.    any related Capitalization Reimbursement Amount.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the related Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors.

Class A Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 78.750% for any Distribution Date prior to the Distribution Date in June 2012 and 83.000% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Group I Principal Distribution Amount:

On any Distribution Date, the Class A Principal Distribution Amount for that Distribution Date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to Loan Group I for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that Distribution Date.

Group II Principal Distribution Amount:

On any Distribution Date, the Class A Principal Distribution Amount for that Distribution Date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to Loan Group II for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that Distribution Date.

Group III Principal Distribution Amount:

On any Distribution Date, the Class A Principal Distribution Amount for that Distribution Date multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to Loan Group III for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that Distribution Date.

Structural and Collateral Term Sheet

Principal Allocation Amount:

With respect to any Distribution Date, the sum of (a) the Principal Remittance Amount for that Distribution Date, (b) any Realized Losses covered by amounts of subsequent recoveries for such Distribution Date and (c) the aggregate amount of the principal portion of Realized Losses on the mortgage loans in the calendar month preceding that Distribution Date, to the extent covered by Excess Cash Flow; provided, however, that on any Distribution Date on which there is (i) insufficient Subsequent Recoveries to cover all unpaid Realized Losses on the mortgage loans described in clause (b) above, in determining the Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount, Subsequent Recoveries will be allocated to the Class I-A-1, Class II-A-1 and Class III-A-1 Certificates, pro rata, based on the principal portion of unpaid Realized Losses from prior Distribution Dates on the Group I Loans, Group II Loans and Group III Loans, respectively, and (ii) insufficient Excess Cash Flow to cover all Realized Losses on the mortgage loans described in clause (c) above, in determining the Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount, the Excess Cash Flow remaining after the allocation described in clause (b) or (i) above, as applicable, will be allocated to the Class I-A-1, Class II-A-1 and Class III-A-1 Certificates, pro rata, based on the principal portion of Realized Losses incurred during the calendar month preceding that Distribution Date on the Group I Loans, Group II Loans and Group III Loans, respectively.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 84.893% for any Distribution Date prior to the Distribution Date in June 2012 and 87.914% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 88.875% for any Distribution Date prior to the Distribution Date in June 2012 and 91.100% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 90.143% for any Distribution Date prior to the Distribution Date in June 2012 and 92.114% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Structural and Collateral Term Sheet

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 93.152% for any Distribution Date prior to the Distribution Date in June 2012 and 94.522% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.536% for any Distribution Date prior to the Distribution Date in June 2012 and 96.429% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Structural and Collateral Term Sheet

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 97.279% for any Distribution Date prior to the Distribution Date in June 2012 and 97.823% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 98.750% for any Distribution Date prior to the Distribution Date in June 2012 and 99.000% for any Distribution Date on or after the Distribution Date in June 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Structural and Collateral Term Sheet

Net Monthly Excess Cashflow Distributions:

On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates in the following order of priority:

1.    To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the Certificate Principal Balance of any Class A Certificates and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.    As part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates and Class M Certificates in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month, to the extent not covered by the Yield Maintenance Agreement;

3.    To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;

4.    To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master Servicing Compensation on that Distribution Date;

5.    To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

6.    To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act Shortfalls occurring in the current interest accrual period;

7.    To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class M, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed, to the extent not covered by the yield maintenance agreement;

8.    To the holders of the Class X Certificates, to the extent not covered by the Yield Maintenance Agreement, pro rata, then to the holders of the Class A Certificates, pro rata, and then to the holders of the Class M Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remain unpaid as of the Distribution Date;

9.    To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remain unpaid as of the Distribution Date, to the extent not paid from the Yield Maintenance Agreement; and

10.  To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:

Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class M-7 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and ninth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

Any remaining realized losses on the Group 1 Loans will be allocated to the Class I-A-3, Class I-A-2 and Class I-A-1 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; any remaining realized losses on the Group 2 Loans will be allocated to the Class II-A-3, Class II-A-2 and Class II-A-1 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and any remaining realized losses on the Group 3 Loans will be allocated as follows:

(i) first, to the Class III-A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) second, on a pro rata basis, to the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

Structural and Collateral Term Sheet

Yield Maintenance Agreement:

The LIBOR Certificates and the Class X Certificates will have the benefit of a Yield Maintenance agreement. With respect to each Distribution Date beginning with the February 2009 Distribution Date to and including the March 2017 Distribution Date, the amount payable by the Yield Maintenance Agreement Provider will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined under the Yield Maintenance Agreement) and (B) the High Strike Rate as set forth in Schedule A below over (y) the Low Strike Rate as set forth in Schedule A below, (ii) the lesser of (x) the Yield Maintenance Agreement Notional Balance as set forth in Schedule A below for such Distribution Date and (y) the aggregate Certificate Principal Balance of the LIBOR Certificates immediately prior to that Distribution Date and (iii) (x) 30 divided by (y) 360. Amounts received under the Yield Maintenance Agreement will be applied as follows: first, allocated pro rata among the Class I-A, Class II-A and Class III-A Certificates, in accordance with the sum of (i) the aggregate amount of Realized Losses incurred on the mortgage loans in the preceding calendar month in the related loan group and otherwise allocable to the Class A Certificates and (ii) the principal portion of any Realized Losses previously allocated to the Class A Certificates in each certificate group in reduction of the Certificate Principal Balance thereof that remains unreimbursed as of such Distribution Date, with such amounts to be paid to the related classes of Class A Certificates within each certificate group, sequentially, in numerical order of priority, first to reduce the Certificate Principal Balance of each such class, up to the amount of Realized Losses incurred on the mortgage loans in the related loan group and otherwise allocable to the Class A Certificates in the preceding calendar month and then to pay the principal portion of any Realized Losses previously allocated thereto that remains unreimbursed as of such Distribution Date; second, any remaining amount, to be paid sequentially, in numerical order of priority, to each class of Class M Certificates, first to reduce the Certificate Principal Balance of each such class, up to the amount of Realized Losses incurred on the mortgage loans in the preceding calendar month and otherwise allocable thereto and then to pay the principal portion of any Realized Losses previously allocated thereto that remains unreimbursed as of such Distribution Date; third, any remaining amount, to pay the Class X Certificates, pro rata, up to the amount of the Interest Carryforward Amount for such class remaining unreimbursed as of such Distribution Date; fourth, any remaining amount, to pay the Class A Certificates, pro rata, up to the amount of the Basis Risk Shortfall for such class remaining unreimbursed as of such Distribution Date; and fifth, any remaining amount, to be paid sequentially, in numerical order of priority, to each class of Class M Certificates, up to the amount of the Basis Risk Shortfall for such class remaining unreimbursed as of such Distribution Date.

Structural and Collateral Term Sheet

Schedule A

Yield Maintenance Agreement Notional Amount Schedule*

Period	Distribution Date	Yield Maintenance Agreement Notional Balance ($)	Low Strike Rate (%)	High Strike Rate (%)	Period	Distribution Date	Yield Maintenance Agreement Notional Balance ($)	Low Strike Rate (%)	High Strike Rate (%)
1	June 25, 2006	0	0	0	67	December 25, 2011	124,421,975	5.30	7.03
2	July 25, 2006	0	0	0	68	January 25, 2012	119,979,756	5.30	7.18
3	August 25, 2006	0	0	0	69	February 25, 2012	115,722,617	5.30	7.32
4	September 25, 2006	0	0	0	70	March 25, 2012	111,620,946	5.30	7.45
5	October 25, 2006	0	0	0	71	April 25, 2012	107,625,431	5.30	7.59
6	November 25, 2006	0	0	0	72	May 25, 2012	103,831,920	5.30	7.71
7	December 25, 2006	0	0	0	73	June 25, 2012	97,206,689	5.30	7.84
8	January 25, 2007	0	0	0	74	July 25, 2012	93,779,996	5.30	7.97
9	February 25, 2007	0	0	0	75	August 25, 2012	90,444,018	5.30	8.08
10	March 25, 2007	0	0	0	76	September 25, 2012	87,245,750	5.30	8.20
11	April 25, 2007	0	0	0	77	October 25, 2012	84,161,861	5.30	8.30
12	May 25, 2007	0	0	0	78	November 25, 2012	81,167,915	5.30	8.40
13	June 25, 2007	0	0	0	79	December 25, 2012	75,485,548	5.30	8.49
14	July 25, 2007	0	0	0	80	January 25, 2013	72,712,240	5.30	8.57
15	August 25, 2007	0	0	0	81	February 25, 2013	70,053,135	5.30	8.67
16	September 25, 2007	0	0	0	82	March 25, 2013	67,488,450	5.30	8.76
17	October 25, 2007	0	0	0	83	April 25, 2013	64,978,572	5.30	8.82
18	November 25, 2007	0	0	0	84	May 25, 2013	62,589,767	5.30	8.88
19	December 25, 2007	0	0	0	85	June 25, 2013	58,107,051	5.30	8.95
20	January 25, 2008	0	0	0	86	July 25, 2013	55,884,229	5.30	9.00
21	February 25, 2008	0	0	0	87	August 25, 2013	53,733,261	5.30	9.04
22	March 25, 2008	0	0	0	88	September 25, 2013	51,661,350	5.30	9.09
23	April 25, 2008	0	0	0	89	October 25, 2013	49,665,161	5.30	9.11
24	May 25, 2008	0	0	0	90	November 25, 2013	47,743,163	5.30	9.14
25	June 25, 2008	0	0	0	91	December 25, 2013	45,892,202	5.30	9.16
26	July 25, 2008	0	0	0	92	January 25, 2014	44,110,029	5.30	9.15
27	August 25, 2008	0	0	0	93	February 25, 2014	42,395,192	5.30	9.16
28	September 25, 2008	0	0	0	94	March 25, 2014	40,744,440	5.30	9.16
29	October 25, 2008	0	0	0	95	April 25, 2014	39,149,580	5.30	9.14
30	November 25, 2008	0	0	0	96	May 25, 2014	37,621,177	5.30	9.12
31	December 25, 2008	0	0	0	97	June 25, 2014	36,148,600	5.30	9.10
32	January 25, 2009	0	0	0	98	July 25, 2014	34,731,515	5.30	9.07
33	February 25, 2009	489,279,434	7.30	7.77	99	August 25, 2014	33,367,810	5.30	9.03
34	March 25, 2009	472,605,732	7.30	7.77	100	September 25, 2014	32,056,569	5.30	8.98
35	April 25, 2009	454,977,383	7.30	7.77	101	October 25, 2014	30,796,043	5.30	8.94
36	May 25, 2009	438,115,918	7.30	7.77	102	November 25, 2014	29,584,015	5.30	8.89
37	June 25, 2009	415,668,964	7.30	7.77	103	December 25, 2014	28,418,867	5.30	8.82
38	July 25, 2009	399,852,202	7.30	7.77	104	January 25, 2015	27,299,262	5.30	8.73
39	August 25, 2009	384,541,994	7.30	7.77	105	February 25, 2015	26,223,877	5.30	8.64
40	September 25, 2009	369,889,816	7.30	7.77	106	March 25, 2015	25,190,973	5.30	8.56
41	October 25, 2009	355,788,557	7.30	7.77	107	April 25, 2015	24,190,536	5.30	8.46
42	November 25, 2009	342,142,200	7.30	7.77	108	May 25, 2015	23,237,595	5.30	8.36
43	December 25, 2009	323,869,926	7.30	7.77	109	June 25, 2015	22,319,652	5.30	8.27
44	January 25, 2010	311,523,178	7.30	7.70	110	July 25, 2015	21,439,981	5.30	8.16
45	February 25, 2010	299,712,254	7.30	7.60	111	August 25, 2015	20,592,198	5.30	8.06
46	March 25, 2010	288,351,272	7.30	7.51	112	September 25, 2015	19,779,739	5.30	7.94
47	April 25, 2010	277,235,254	7.30	7.45	113	October 25, 2015	18,999,220	5.30	7.83
48	May 25, 2010	266,722,567	7.30	7.30	114	November 25, 2015	18,247,671	5.30	7.71
49	June 25, 2010	251,738,188	7.14	7.14	115	December 25, 2015	17,527,519	5.30	7.57
50	July 25, 2010	242,274,185	6.99	6.99	116	January 25, 2016	16,834,724	5.30	7.45
51	August 25, 2010	233,106,459	6.83	6.83	117	February 25, 2016	16,170,974	5.30	7.32
52	September 25, 2010	224,323,865	6.68	6.68	118	March 25, 2016	15,533,932	5.30	7.20
53	October 25, 2010	215,864,857	6.53	6.53	119	April 25, 2016	14,914,811	5.30	7.07
54	November 25, 2010	207,669,165	6.37	6.37	120	May 25, 2016	14,326,801	5.30	6.94
55	December 25, 2010	195,263,447	6.22	6.22	121	June 25, 2016	13,757,898	5.30	6.81
56	January 25, 2011	187,901,687	6.07	6.10	122	July 25, 2016	13,214,176	5.30	6.68
57	February 25, 2011	180,843,880	5.91	6.10	123	August 25, 2016	12,688,231	5.30	6.55

Structural and Collateral Term Sheet

58	March 25, 2011	174,037,675	5.76	6.10	124	September 25, 2016	12,185,528	5.30	6.42
59	April 25, 2011	167,375,447	5.60	6.10	125	October 25, 2016	11,702,195	5.30	6.29
60	May 25, 2011	161,046,289	5.30	6.10	126	November 25, 2016	11,234,705	5.30	6.16
61	June 25, 2011	159,806,077	5.30	6.17	127	December 25, 2016	10,787,472	5.30	6.04
62	July 25, 2011	154,219,195	5.30	6.31	128	January 25, 2017	10,354,801	5.30	5.92
63	August 25, 2011	148,649,369	5.30	6.47	129	February 25, 2017	9,940,876	5.30	5.79
64	September 25, 2011	143,311,188	5.30	6.61	130	March 25, 2017	9,542,723	5.30	5.67
65	October 25, 2011	138,170,995	5.30	6.76	131	April 25, 2017	0	0	0
66	November 25, 2011	133,195,586	5.30	6.90

Structural and Collateral Term Sheet

COLLATERAL STIPULATIONS – MORTGAGE POOL CHARACTERISTICS

Mortgage Loan Type:	Payment Option Arms (with a negative amortization feature)
Aggregate Stated Principal Balance (+/- 10%):[1]	$1,075,000,000
Gross Weighted Average Coupon (+/- 0.50):	4.79%
Weighted Average Servicing Fee (+/- 0.10):	0.425%
Weighted Average Pass-Thru Rate (+/- 0.50):	4.37%
Weighted Average Gross Margin (+/-0.15):	3.20%
Weighted Average Teaser Period 1 month (+/- 2.00):	99.0%
Weighted Average Teaser Period 3 month (+/- 2.00):	1.0%
Weighted Average Life Cap = 9.95 (+/- 2.00):	97.0%
Index - MTA (+/- 3.00):	98.8%
Negative Amortization Limit = 115% (+/- 5.00):	96.5%
Amortization Type – 30/30 (+/- 5.00):	72.5%
Amortization Type - 40/30 (+/- 5.00):	13.9%
Amortization Type – 40/40 (+/- 5.00):	13.6%
First Payment Reset – 12 Months (+/- 2.00):	97.6%
Weighted Average Loan-to-Value Ratio (+/- 5.00):	74.9%
California Concentration (+/-10.00):	68.1%
Full/Alt documentation (+/- 5.00):	9.0%
Cash out refinance (+/- 10.00):	58.7%
Single Family Detached (+/- 10.00):	83.3%
Investor property(+/- 10.00):	8.4%
Second Home/Vacation (+/- 5.00):	3.7%
Weighted Average FICO (+/- 10.00):	700
Average Mortgage Loan Balance (+/- 15%):	$356,628

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date. Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date. For example the Aggregate Stated Principal Balance of the mortgage loans included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date. For example, Full/Alt documentation loans could range vary from 4% to 14% of the aggregate principal balance of the actual mortgage loan pool included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

_________________________

 1The aggregate principal balance of the Mortgage Loans described in the term sheet is approximately equal to $992,150,771.

Structural and Collateral Term Sheet

Contact Information

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

MBS Finance
Sameer Tikoo	212-713-2952

MBS Trading
Brian Bowes	212-713-2860
David Rashty	212-713-2860